Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-121705, 333-119808, and 333-112932 on Form S-8 of our report, dated March 3, 2006, relating to the consolidated financial statements and financial statement schedule of Maui Land & Pineapple Company, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Maui Land & Pineapple Company, Inc. and subsidiaries for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii
March 3, 2006